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July 25, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Government Income Fund, the John Hancock High Yield Fund and the John Hancock Investment Grade Bond Fund of the John Hancock Bond Trust dated July 25, 2005 and we agree with the statements made therein.

Very truly yours,




DELOITTE & TOUCHE LLP